Exhibit 10.2
AMENDMENT NO. 1
TO
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
ENCORE ENERGY PARTNERS LP
      This Amendment No. 1 (this “Amendment No. 1”) to the First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of Encore Energy Partners LP, a Delaware limited partnership (the “Partnership”), is entered into effective as of July 3, 2007 by and among Encore Energy Partners GP LLC, a Delaware limited liability company, as the General Partner, and the other parties hereto, as limited partners. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:
      Section 1. Amendments.
(a)	Section 1.1 of the Partnership Agreement is hereby amended by inserting the following in the appropriate alphabetic sequence:

“Anniversary Date” means the first anniversary of the Conversion Date of a Management Incentive Unit.

(b)	Section 1.1 of the Partnership Agreement is hereby amended by inserting the following in the appropriate alphabetic sequence:

“Conversion Date” means the date that a Management Incentive Unit is converted into Common Units pursuant to Section 5.10(e).

(c)	Section 1.1 of the Partnership Agreement is hereby amended by inserting the following in the appropriate alphabetic sequence:

“Excess Allocations” has the meaning assigned to such term in Section 6.1(c)(i)(B).

(d)	Section 1.1 of the Partnership Agreement is hereby amended by inserting the following in the appropriate alphabetic sequence:

“Excess Available Cash” has the meaning assigned to such term in Section 6.3(d).

(e)	Section 1.1 of the Partnership Agreement is hereby amended by inserting the following in the appropriate alphabetic sequence:

“Issuance Date” means any date following the Conversion Date and prior to the Anniversary Date on which the Partnership issues additional Partnership Securities.

(f)	Section 1.1 of the Partnership Agreement is hereby amended by inserting the following in the appropriate alphabetic sequence:

“MIU Allocation Limit” has the meaning assigned to such term in Section 6.1(c)(i)(B).

(g)	Section 1.1 of the Partnership Agreement is hereby amended by inserting the following in the appropriate alphabetic sequence:

“MIU Conversion Limit” has the meaning assigned to such term in Section 5.10(e).

(h)	Section 1.1 of the Partnership Agreement is hereby amended by inserting the following in the appropriate alphabetic sequence:

“MIU Distribution Limit” has the meaning assigned to such term in Section 6.3(d).

(i)	Section 1.1 of the Partnership Agreement is hereby amended by inserting the following in the appropriate alphabetic sequence:

“MIU Limits” has the meaning assigned to such term in Section 5.10(i).

(j)	The definition of “Common Unit Equivalents” in Section 1.1 of the Partnership Agreement is hereby amended in its entirety to read as follows:

“Common Unit Equivalents” means the number of Common Units which a Management Incentive Unit is considered to represent under Section 5.10(d) or, if applicable, under Section 6.3(d).

(k)	The definition of “Percentage Interest” in Section 1.1 of the Partnership Agreement is hereby amended in its entirety to read as follows:

“Percentage Interest” means as of any date of determination (a) as to the General Partner (in its capacity as General Partner without reference to any Limited Partner Interests held by it) with respect to General Partner Units and as to any Unitholder or Assignee with respect to Common Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of General Partner Units held by the General Partner, the number of Common Units held by such Unitholder or Assignee, or the number of Common Unit Equivalents held or, if the provisions of Section 6.3(c) apply, deemed to be held by such Unitholder or Assignee, as the case may be, by (B) the total number of Outstanding Common Units, the total number of Outstanding Common Unit Equivalents and General Partner Units, and (b) as to the holders of other Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance; provided, that with respect to the calculations in Section 5.10(e)(vi) and

Section 5.10(e)(vii), in-the-money options, rights, warrants and appreciation rights relating to Partnership Securities shall be deemed to be Outstanding in the form of the associated Partnership Securities to the extent vested.

(l)	Section 5.10(e) is hereby amended by deleting Section 5.10(e)(ii) in its entirety and substituting “[Reserved]” in lieu thereof.

(m)	Section 5.10(e) is hereby amended by inserting the following at the end thereof:
     (vi) Notwithstanding anything in this Section 5.10(e) to the contrary, in no event shall the Management Incentive Units, in the aggregate, be convertible into Common Units having a Percentage Interest of more than 5.1% (after giving effect to the conversion of such Management Incentive Units) (the “MIU Conversion Limit”). If at any time the Management Incentive Units would be convertible, except for the preceding sentence, into a number of Common Units that would exceed the MIU Conversion Limit, then the conversion ratio with respect to such Management Incentive Units shall be deemed to equal the conversion ratio that would result in the Management Incentive Units, in the aggregate, being convertible into Common Units having a Percentage Interest of 5.1% (after giving effect to the conversion of such Management Incentive Units). Any reduction in the deemed Common Unit Equivalents pursuant to the previous sentence shall be done on a pro rata basis, such that the Common Unit Equivalents associated with each Management Incentive Unit is reduced by an equal amount.
     (vii) If the number of Common Units issued upon conversion of a Management Incentive Unit is limited by the provisions of Section 5.10(e)(vi) and the Partnership issues additional Partnership Securities prior to the Anniversary Date, then the holder who converted such Management Incentive Unit shall be entitled to receive as of the first distribution of available Cash after each Issuance Date a number of additional Common Units equal to (A) the number of Common Units which such holder would have been entitled to receive for such Management Incentive Unit if such conversion had occurred on the date of the first distribution of Available Cash after each Issuance Date (after taking into consideration any limitations in Section 5.10(e)(vi)) less (B) the number of Common Units which such holder has previously received in respect of such Management Incentive Unit. The provisions of this Section 5.10(e)(vii) shall be applied to each successive issuance of Partnership Securities prior to the Anniversary Date.
(n)	Section 5.10 is hereby amended by adding the following at the end thereto:
     (i) Adjustment of MIU Conversion Limit, MIU Distribution Limit and MIU Allocation Limit. In the event that Management Incentive Units are converted pursuant to Section 5.10(e) or are forfeited pursuant to Section 5.10(c), the MIU Conversion Limit, the MIU Distribution Limit and the MIU Allocation Limit (the “MIU Limits”) shall be adjusted by reducing each MIU

Limit by the aggregate Percentage Interest of the forfeited or converted Management Incentive Units immediately prior to the conversion or forfeiture; provided, that if Management Incentive Units are subsequently reissued after forfeiture or conversion as provided in Section 5.10(f), then the MIU Limits shall again be adjusted by increasing each MIU Limit (up to a maximum of 5.1%) by the aggregate Percentage Interest of the Management Incentive Units that were reissued immediately following such reissuance.
     (j) Fractional Common Units. The Partnership shall not issue fractional Common Units to a holder of Management Incentive Units upon any conversion of Management Incentive Units or upon the issuance of additional Common Units as contemplated by Section 5.10(e)(vii). If the conversion of Management Incentive Units or the issuance of additional Common Units as contemplated by Section 5.10(e)(vii), in the aggregate, would result in the issuance of fractional Common Units to such holder but for the provisions of this Section 5.10(j), each fractional Common Unit shall be rounded to the nearest whole Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit).
(o)	Section 6.1(c)(i)(B) is hereby amended by adding at the end thereof:

; provided, however, that in no event shall the holders of Management Incentive Units be allocated, in the aggregate, Net Termination Gain in an amount in excess of the amount that, when all such Net Termination Gain is allocated to all Partners, would cause the Capital Accounts of the holders of the Management Incentive Units, in the aggregate, to exceed 5.1% of the Capital Accounts of all Partners immediately following the allocation of Net Termination Gain (the “MIU Allocation Limit”). If the holders of Management Incentive Units would be entitled, except for the preceding sentence, to be allocated Net Termination Gain in an amount in excess of the MIU Allocation Limit (“Excess Allocations”), then the holders of Management Incentive Units shall be deemed to hold, in the aggregate, such number of Common Unit Equivalents as would entitle such holders to an allocation of an amount of Net Termination Gain such that, when all such Net Termination Gain is allocated to all Partners, the Capital Accounts of the holders of the Management Incentive Units, in the aggregate, would equal 5.1% of the Capital Accounts of all Partners immediately following the allocation of Net Termination Gain, and all Excess Allocations shall instead be allocated to the Partners in accordance with their respective Percentage Interests (but ignoring the Percentage Interests of the holders of the Common Unit Equivalents). Any reduction in the Common Unit Equivalents pursuant to the previous sentence shall be done on a pro rata basis, such that the Common Unit Equivalents associated with each Management Incentive Unit is reduced by an equal amount.

(p)
Section 6.3 is hereby amended by deleting “Except as described in Section 6.3(b)” in the first sentence of subparagraph (a) and inserting “Except as described in Section 6.3(b) or Section 6.3(d)” in lieu thereof.

(q)	Section 6.3 is hereby amended by inserting the following at the end thereof:
     (d) Notwithstanding anything in this Agreement to the contrary, in no event shall the holders of Management Incentive Units receive, in the aggregate, distributions of Available Cash with respect to a Quarter in an amount in excess of 5.1% of all distributions of Available Cash with respect to such Quarter (the “MIU Distribution Limit”). If the holders of Management Incentive Units would be entitled, except for the preceding sentence, to receive distributions of Available Cash with respect to a Quarter in an amount in excess of the MIU Distribution Limit (“Excess Available Cash”), then with respect to such Quarter the holders of Management Incentive Units shall be deemed to hold, in the aggregate, such number of Common Unit Equivalents as would entitle such holders to 5.1% of all distributions of Available Cash with respect to such Quarter and all Excess Available Cash shall be distributed by the Partnership to the Partners in accordance with their respective Percentage Interests (but ignoring the Percentage Interests of the holders of the Common Unit Equivalents). Any reduction in the deemed Common Unit Equivalents pursuant to the previous sentence shall be done on a pro rata basis, such that the Common Unit Equivalents associated with each Management Incentive Unit is reduced by an equal amount.
     Section 2. General Authority. The appropriate officers of the General Partner are hereby authorized to make such further clarifying and conforming changes they deem necessary or appropriate, and to interpret the Partnership Agreement, to give effect to the intent and purpose of this Amendment No. 1.
     Section 3. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.
     Section 4. Governing Law. This Amendment No. 1 will be governed by and construed in accordance with the laws of the State of Delaware.
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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first written above.

GENERAL PARTNER: ENCORE ENERGY PARTNERS GP LLC
By:	/s/ Jon S. Brumley
Jon S. Brumley
Chief Executive Officer and President

LIMITED PARTNERS: ENCORE PARTNERS LP HOLDINGS LLC
By:	/s/ Jon S. Brumley
Jon S. Brumley
President

/s/ I. Jon Brumley
I. Jon Brumley

/s/ Jon S. Brumley
Jon S. Brumley

/s/ Robert C. Reeves
Robert C. Reeves

/s/ L Ben Nivens
L. Ben Nivens

/s/ John W. Arms
John W. Arms